Exhibit 99.1

Rackable Systems Announces Second Quarter 2007 Financial Results

-    Posts revenue of $82.2 Million
-    Records $20.6 million of excess and obsolete inventory charges
-    Increases cash and investments balance by $10.5 million

FREMONT, CA - July 26, 2007 - Rackable Systems, Inc. (NASDAQ: RACK), a leading provider of servers and storage products for large-scale data centers, today announced financial results for the second quarter of 2007.

Total revenue for the second quarter of 2007 was $82.2 million, up 14% from $72.0 million in the first quarter of 2007, and down 7% from $88.6 million in the second quarter of 2006. Total revenue for the first six months of 2007 was $154.3 million, down 11% from $173.0 million for the first six months of 2006.

GAAP gross margin (loss) for the second quarter of 2007 was (8.4%), compared to GAAP gross margin of 22.8% in the same period a year ago. Non-GAAP gross margin for the second quarter of 2007 was 17.5%, compared to non-GAAP gross margin of 23.7% in the same period a year ago.

Excluded from the second quarter 2007 non-GAAP gross margin are $20.6 million of excess and obsolete inventory charges associated with next-generation technology shifts and $0.7 million of stock-based compensation. Excluded from the second quarter 2006 non-GAAP gross margin is $0.8 million of stock-based compensation. The excess and obsolete charges in the second quarter of 2007 resulted primarily from the company over procuring certain components late in the components’ technology life cycle.

GAAP net loss for the second quarter of 2007 was ($40.4) million or ($1.42) per share, compared to GAAP net income of $5.3 million or $0.18 per diluted share in the same period a year ago. GAAP net loss for the first half of 2007 was ($50.6) million or ($1.78) per share compared to GAAP net income of $11.3 million or $0.41 per diluted share in the same period a year ago.

“In my first 90 days, I have immersed myself in the operational aspects of the company and our supply chain and I believe there is clear opportunity to improve our market position and operating performance,” said Mark J. Barrenechea, President and Chief Executive Officer of Rackable Systems. “We made progress on our fundamental economic performance in Q2, with sequential revenue growth of 14% and an increase in our non-GAAP gross margin over last quarter.”

Rackable Systems ended the second quarter of 2007 with $180.6 million of cash, cash equivalents and short-term investments compared to $170.1 million as of the end of the first quarter of 2007, an increase of $10.5 million. Cash flow from operations for the six months ended June 30, 2007 was $30.4 million compared to cash flow from operations of $9.4 million for the same period a year ago.

Business Outlook

Rackable Systems is providing the following financial projections for fiscal year 2007:

•	Annual revenue between $340-$360 million.
•	GAAP gross margin between 9.0% and 11.4% for the full year of 2007.
Non-GAAP gross margin between 16% and 18% for the full year of 2007.
•	Positive non-GAAP EPS for the second half of 2007.

Non-GAAP financial measures disclosed in this press release exclude excess and obsolete inventory charges associated with next-generation technology shifts; stock-based compensation; severance costs associated with management departures; amortization of intangible assets related to the Terrascale acquisition, amortization of patents and customer lists; quarterly payout related to the Terrascale acquisition and related adjustments to tax provision, including a valuation allowance charge. The reconciliation between GAAP and non-GAAP financials is provided in the tables accompanying this press release.

Conference Call Information

Rackable Systems will discuss these financial results and its outlook for 2007 in a conference call at 2:00 p.m. PDT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the company's website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until Friday, July 27th, at 9:00 p.m. PDT and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering confirmation code 9149559.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release regarding 2007 projected financial results and Rackable Systems’ intent to try to improve its market position and operational performance are forward-looking statements. Actual results may differ materially due to a number of risks and uncertainties including: Rackable Systems operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on Rackable Systems' products, which would negatively affect Rackable Systems' gross and operating margins, as well as other financial measures; a significant portion of the company's revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable Systems' financial performance; orders for Rackable Systems' products can be received at the end of the quarter, and so a delay in placing an order could have a significant negative effect on Rackable Systems' financial performance for the quarter; the failure of the RapidScale products to achieve market acceptance; Rackable Systems is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems' gross margins as well as other financial measures; Rackable Systems may be required to write-off additional significant amounts of excess and obsolete inventory; new products by competitors may come on the market, which would decrease the demand for Rackable Systems' products. Detailed information about potential factors that could affect Rackable Systems' business, financial condition and results of operations is included in Rackable Systems' latest Quarterly Report on Form 10-Q under the caption "Risks Relating to Our Business and Industry," in Part I, Item 2 of that report, filed with the Securities and Exchange Commission (the "SEC") on May 10, 2007 and available at the SEC's Web site at www.sec.gov. Rackable Systems undertakes no responsibility to update the information in this press release.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by Rackable Systems' management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense and excess and obsolete inventory charges related to next-generation technology shifts. Non-GAAP operating income (loss) discussed in this press release excludes stock-based compensation expense, excess and obsolete inventory charges related to next-generation technology shifts, severance costs associated with executive management departures, amortization of intangibles and other assets recorded in connection with the Terrascale acquisition, amortization of patents and customer list in connection with the acquisition of the company's predecessor and cash payments related to the Terrascale acquisition. Non-GAAP net income (loss) and net income (loss) per share excludes the same items as Non-GAAP operating income (loss) and, as well, excludes the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the company's core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin and non-GAAP net income (loss) the items cited above, whether or not recurring, to facilitate its review of the comparability of the company's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance in the same way that management evaluates Rackable Systems' financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the company's business, such as the granting of equity compensation awards and the acquisition of Terrascale, as well as exclude the financial impact of other events affecting the company such as the operational ramifications of excess and obsolete inventory charges and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the company's financial performance, but the amortization of those intangibles is not. In addition, the charges for excess and obsolete inventory associated with next-generation technology platform shifts reflects operational decisions and purchases by the company in a previous period that resulted in a cash outlay that the company will not be able to recover, but the ramifications of this operating decision are not reflected in the non-GAAP financial measures. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company's SEC filings.

About Rackable Systems

Rackable Systems, Inc. (NASDAQ: RACK) is a provider of servers and storage products for large-scale data center deployments. The company's products are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution and remote management. Founded in 1999 and based in Fremont, California, Rackable Systems is a founding member of The Green Grid and serves Internet, semiconductor design, enterprise software, federal government, entertainment, financial services, oil and gas exploration and biotechnology customers worldwide.

Rackable Systems® is a registered trademark of Rackable Systems, Inc.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 30,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,941	$30,446
Short-term investments	138,687	130,025
Accounts receivable, net	38,924	104,070
Inventories	43,334	68,137
Deferred income taxes	3,118	7,408
Deferred cost of sales	1,960	2,375
Prepaids and other current assets	15,728	12,934
Total current assets	283,692	355,395
PROPERTY AND EQUIPMENT—Net	7,286	5,372
GOODWILL	23,201	22,871
INTANGIBLE ASSETS—Net	21,236	14,007
OTHER ASSETS	752	9,125
TOTAL	$336,167	$406,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,936	$61,102
Accrued expenses	21,832	19,894
Income taxes payable	23	247
Deferred revenue	5,952	5,972
Total current liabilities	49,743	87,215
DEFERRED INCOME TAXES	162	431
DEFERRED RENT	459	23
DEFERRED REVENUE	3,045	3,412
OTHER LONG-TERM LIABILITIES	38	—
Total liabilities	53,447	91,081

STOCKHOLDERS’ EQUITY	282,720	315,689
TOTAL	$336,167	$406,770

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2007	2006	2007	2006
REVENUE	$82,238	$88,648	$154,262	$173,040
COST OF REVENUE (1)	89,172	68,465	152,171	133,363
GROSS PROFIT (LOSS)	(6,934)	20,183	2,091	39,677
OPERATING EXPENSES:
Research and development (2)	6,146	2,542	12,982	4,340
Sales and marketing (2) (3)	8,401	6,447	17,124	11,295
General and administrative (2) (3) (4)	9,561	4,583	20,901	8,113
Total operating expenses	24,108	13,572	51,007	23,748
INCOME (LOSS) FROM OPERATIONS	(31,042)	6,611	(48,916)	15,929

OTHER INCOME — Net:	2,038	2,632	3,840	3,540

INCOME(LOSS) BEFORE INCOME TAX PROVISION	(29,004)	9,243	(45,076)	19,469
INCOME TAX PROVISION (5)	(11,444)	(3,917)	(5,529)	(8,171)
NET INCOME (LOSS)	$(40,448)	$5,326	$(50,605)	$11,298

NET INCOME (LOSS) PER SHARE
Basic	($1.42)	$0.19	($1.78)	$0.43
Diluted	($1.42)	$0.18	($1.78)	$0.41

SHARES USED IN NET INCOME (LOSS) PER SHARE
Basic	28,564,459	27,692,918	28,392,714	25,983,657
Diluted	28,564,459	29,250,002	28,392,714	27,751,304

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2007	2006	2007	2006

Cost of revenue	$743	$819	$1,412	$1,525
Research and development	961	973	2,897	1,484
Sales and marketing	1,621	1,369	3,635	2,223
General and administrative	2,993	978	6,262	1,664
Total	$6,318	$4,139	$14,206	$6,896

Footnote disclosures
(1)	Includes $20.6M in excess and obsolete inventory charges associated with next-generation technology shifts in the three and six month periods ended June 30, 2007.
(2)	Includes total severance related expense of $0.8M in the three months ended June 30, 2007 and $1.2M in the six months ended June 30, 2007.
(3)	Includes a total of $1.3M charges related to an order cancellation in the six months ended June 30, 2007.
(4)	Includes $1.9M charges related to sales and use tax in the six months ended June 30, 2007.
(5)	Includes $13.2M valuation allowance in the three and six month periods ended June 30, 2007.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30, 2007	Six Months Ended July 1, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(50,605)	$11,298
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	3,163	1,326
Impairment loss on fixed assets	188	-
Provision for doubtful accounts receivable, net of writeoffs	235	2
Deferred income taxes	12,121	(2,288)
Stock-based compensation	14,206	6,896
Changes in operating assets and liabilities:
Accounts receivable	64,911	3,133
Inventories	25,334	(6,622)
Prepaids and other assets	(2,852)	(4,480)
Accounts payable and other payables	(39,166)	2,255
Sales tax payable	2,746	(55)
Accrued expenses	(372)	546
Income taxes payable	415	(3,179)
Deferred cost of sales	441	7,504
Deferred revenue	(387)	(6,973)
Net cash provided by operating activities	30,378	9,363
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(281,774)	(199,270)
Proceeds from sales and maturities of marketable securities	273,087	67,787
Terrascale acquisition, net of cash acquired	(330)	—
Purchases of property and equipment	(3,395)	(2,005)
Expenditures for intangibles	(9,100)	(123)
Net cash used in investing activities	(21,512)	(133,611)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon follow on
offering—net of issuance costs	-	138,452
Excess tax benefit of stock options exercised	(430)	12,448
Proceeds from issuance of common stock upon ESPP purchase	1,065	829
Proceeds from issuance of common stock upon exercise of stock options	2,013	2,240
Net cash provided by financing activities	2,648	153,969

Effect of exchange rate changes on cash and cash equivalents	(19)	—
NET INCREASE IN CASH AND CASH EQUIVALENTS	11,495	29,721

CASH AND CASH EQUIVALENTS—Beginning of period	30,446	29,099
CASH AND CASH EQUIVALENTS—End of period	$41,941	$58,820

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2007	2006	2007	2006

GAAP GROSS PROFIT (LOSS)	$(6,934)	$20,183	$2,091	$39,677
Add back:
Stock-based compensation	743	819	1,412	1,525
Excess and obsolete inventory charges associated with next- generation technology shifts	20,589	-	20,589	-
Non-GAAP GROSS PROFIT	$14,398	$21,002	$24,092	$41,202

GAAP GROSS MARGIN (LOSS)	-8.4%	22.8%	1.4%	22.9%
Add back:
Stock-based compensation	0.9%	0.9%	0.9%	0.9%
Excess and obsolete inventory charges associated with next- generation technology shifts	25.0%	-	13.3%	-
Non-GAAP GROSS MARGIN	17.5%	23.7%	15.6%	23.8%

GAAP INCOME (LOSS) FROM OPERATIONS	$(31,042)	$6,611	$(48,916)	$15,929
Add back:
Stock-based compensation	6,318	4,139	14,206	6,896
Excess and obsolete inventory charges associated with next- generation technology shifts	20,589	-	20,589	-
Severance costs associated with executive management departures	781	-	781	-
Amortization of intangible assets - Terrascale acquisition	699	-	1,074	-
Amortization of patents and customer list	359	359	718	718
Quarterly payout related to Terrascale acquisition	1,295	-	2,590	-
Non-GAAP INCOME (LOSS) FROM OPERATIONS	$(1,001)	$11,109	$(8,958)	$23,543

GAAP NET INCOME (LOSS)	$(40,448)	$5,326	$(50,605)	$11,298
Add back (deduct):
Stock-based compensation	6,318	4,139	14,206	6,896
Excess and obsolete inventory charges associated with next- generation technology shifts	20,589	-	20,589	-
Severance costs associated with executive management departures	781	-	781	-
Amortization of intangible assets - Terrascale acquisition	699	-	1,074	-
Amortization of patents and customer list	359	359	718	718
Quarterly payout related to Terrascale acquisition	1,295	-	2,590	-
Adjustment to tax provision (1)	11,020	(1,698)	7,622	(2,901)
Non-GAAP NET INCOME (LOSS) (2)	$613	$8,126	$(3,025)	$16,011

GAAP NET INCOME (LOSS) PER SHARE - DILUTED	$(1.42)	$0.18	($1.78)	$0.41
Add back:
Stock-based compensation, excess and obsolete inventory charges associated with next-generation technology shifts, severance costs associated with executive management departures, amortization of intangible assets - Terrascale acquisition, amortization of patents and customer list, quarterly payout related to Terrascale acquisition and adjustment to tax provision.	$1.44	$0.10	$1.67	$0.17
Non-GAAP NET INCOME (LOSS) PER SHARE - DILUTED	$0.02	$0.28	$(0.11)	$0.58

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE
DILUTED - GAAP	28,564,459	29,250,002	28,392,714	27,751,304
DILUTED - Non-GAAP	29,127,784	29,250,002	28,392,714	27,751,304

(1)
The provision for income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 40.9% recorded during the three and six months ended June 30, 2007 and July 1, 2006 and excludes a $13.2M valuation allowance charge for the three months ended June 30, 2007. The valuation allowance was recorded to adjust the realizability of deferred tax assets at the beginning of the year due to a projected pre-tax loss that will result in a cumulative pre-tax loss position for fiscal years 2007, 2006, and 2005.

(2)
Non-GAAP net loss for the six months ended June 30, 2007 includes $1.3M of charges related to an order cancellation by one customer, $0.4M of charges related to severance payments and $1.9M of charges related to sales and use tax. All of these were recorded in the three months ended March 31, 2007.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION FROM NON-GAAP TO GAAP FINANCIAL PROJECTIONS
(in millions except for per share amounts)

Revenue and Gross Margin Projection
	FY 2007
	Low	High
Estimated revenues	$340.0	$360.0
Non-GAAP estimated gross margin	16.0%	18.0%
Non-GAAP estimated gross profit	$54.4	$64.8

Estimated stock based compensation expense under cost of revenue	$(3.2)	$(3.2)
Excess and obsolete inventory charges associated with next-generation technology shifts	$(20.6)	$(20.6)
GAAP estimated gross profit	$30.6	$41.0
GAAP estimated gross margin	9.0%	11.4%
Percentage difference - Non-GAAP and GAAP gross margin	7.0%	6.6%

EPS Projection
Second Half of 2007
Projection (1)
Estimated GAAP earnings per diluted share	$(0.77)
Estimated stock based compensation expense	$0.57
Amortization of intangible assets - Terrascale acquisition	$0.05
Amortization of patents and customer list	$0.02
Quarterly payout related to Terrascale acquisition	$0.09
Estimated tax impact of non-GAAP adjustments and to reconcile GAAP to non-GAAP tax rate	$0.05
Estimated non-GAAP earnings per diluted share	$0.01
Estimated number of diluted shares (in millions)	29.85

Footnote:

(1)	For reconciliation purpose only, the Company has estimated positive non-GAAP EPS of at least $0.01 for the second half of 2007.